Exhibit 10.48

EXECUTION COPY

AMENDMENT NO. 1

TO LOAN AND SECURITY AGREEMENT

This AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of December 30, 2008, is entered into by and among MASCOMA CORPORATION, a Delaware corporation (the “Borrower”), Pinnacle Ventures, L.L.C. as agent (“Agent”) for each of the lenders that is a signatory to this Amendment (individually, a “Lender” and collectively, the “Lenders”), and the Lenders.

WITNESSETH

WHEREAS, the Borrower, Agent and the Lenders are parties to that certain Loan and Security Agreement, dated as of February 5, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”); and

WHEREAS, subject to the satisfaction of the conditions set forth herein, the Borrower, the Agent and the Lenders are willing to amend the Loan Agreement on the terms set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. DEFINITIONS. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement, as amended hereby.

2. AMENDMENT TO LOAN AGREEMENT.

(a) Section 1.01 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“Section 1.01 Commitment.

(a)	Tranche A Commitment. Subject to the terms and conditions of this Loan Agreement, Lenders agree to advance to Borrowers (the “Tranche A Advances”) from time to time on or prior to April 30, 2008, one or more term loans in an aggregate principal amount of up to Ten Million Dollars ($10,000,000) (the “Tranche A Commitment”).

(b)	Tranche B Commitment. Subject to the terms and conditions of this Loan Agreement, Lenders agree to advance to Borrowers (the “Tranche B Advances”, and together with the Tranche A Advances and Tranche B Advances, the “Advances”), jointly and severally, from time to time on or prior to October 31, 2008, one or more term loans in an aggregate principal amount of up to Ten Million Dollars ($10,000,000) (the “Tranche B Commitment”).

(c)	Tranche C Commitment. Subject to the terms and conditions of this Loan Agreement, Lenders agree to advance to Borrowers (the “Tranche C Advances”, and together with the Tranche A Advances and Tranche B Advances, the “Advances”), jointly and severally, from time to time on or prior to March 31, 2009, one or more term loans in an aggregate principal amount of up to Ten Million Dollars ($10,000,000) (the “Tranche C Commitment”).

(d) Advances shall be made not more often than monthly in amounts of no less than Five Hundred Thousand Dollars ($500,000) provided that if there is less than Five Hundred Thousand Dollars ($500,000) available to be borrowed under this Section 1.01, then such Advance shall not be less than the available principal amount to be borrowed. Borrowers may prepay Advances in accordance with Section 1.02(d).”

(b) Section 1.02 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“Section 1.02 Interest and Payments.

(a)	Interest.

(1)	Tranche A Advances. Borrowers shall pay interest in advance on the unpaid principal amount of each Tranche A Advance from the date of such Advance until such Advance is paid in full, at a per annum rate of interest equal to the Prime Rate determined as of the date of such Advance plus one hundred twenty-five (125) basis points, based upon a year of 360 days and actual days elapsed.

(2)	Tranche B Advances. Borrowers shall pay interest in advance on the unpaid principal amount of each Tranche B Advance from the date of such Advance until such Advance is paid in full, at a per annum rate of interest equal to the Prime Rate determined as of the date of such Advance plus two hundred twenty-five (225) basis points, based upon a year of 360 days and actual days elapsed.

(3)	Tranche C Advances. Borrowers shall pay interest in advance on the unpaid principal amount of each Tranche C Advance from the date of such Advance until such Advance is paid in full, at a per annum rate of interest equal to nine percent (9%), based upon a year of 360 days and actual days elapsed.

(4)	If Borrowers pay interest on any Advance which is determined to be in excess of the then legal maximum rate, then that portion of each interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of the Advances.

(b)	Payments of Principal and Interest. For each Advance, Borrowers shall make six (6) equal payments of interest only (payable in advance) on the first Business Day of each month (each a “Payment Date”) beginning on the first Payment Date occurring after the Funding Date. Thereafter, Borrower shall make thirty (30) equal payments of principal and interest (payable in advance) on each Payment Date until the Advance is paid in full. The amount of each such payment shall be sufficient to fully amortize the principal and interest due on the applicable Advance over such thirty (30) month period.

(c)	Interim Interest Payment. For each Advance, unless the Funding Date is a Payment Date, Borrower shall make an advance payment of interest at the otherwise applicable rate referred to in Section 1.02(a) on the Funding Date for the period from the Funding Date to the first Payment Date.

(d)	Final Payment.

(1)	On the date on which the last payment is due under Section 1.02(b) with respect to each Tranche A Advance, Borrower shall pay to Agent, in addition to any remaining unpaid principal and accrued interest and all other amounts previously due with respect to such Tranche A Advance, an amount equal to one percent (1.0%) of the original principal amount of such Tranche A Advance (each, a “Tranche A Final Payment”).

(2)	On the date on which the last payment is due under Section 1.02(b) with respect to each Tranche B Advance, Borrower shall pay to Agent, in addition to any remaining unpaid principal and accrued interest and all other amounts previously due with respect to such Tranche B Advance, an amount equal to two and one-half percent (2.5%) of the original principal amount of such Tranche B Advance (each, a “Tranche B Final Payment” and together with the Tranche A Final Payments and Trance B Final Payments, the “Final Payments”).

(3)	On the date on which the last payment is due under Section 1.02(b) with respect to each Tranche C Advance, Borrower shall pay to Agent, in addition to any remaining unpaid principal and accrued interest and all other amounts previously due with respect to such Tranche C Advance, an amount equal to four and one-half percent (4.5%) of the original principal amount of such Tranche C Advance (each, a “Tranche C Final Payment” and together with the Tranche A Final Payments and Tranche B Final Payments, the “Final Payments”).

(e) Prepayment. Upon five (5) Business Days’ prior written notice to Agent, Borrowers may, at their option, at any time, prepay the Advances, in whole or in part in an amount of at least $500,000 of principal, in an amount equal to the principal amount of the Advances being prepaid, plus accrued and unpaid interest thereon through and including the date of such prepayment, plus the Final Payment with respect to the Advance being prepaid (prorated, if applicable) plus any other amounts then due to Lenders provided, that if any Advance is prepaid (i) on or before the date that is 18 months from the Funding Date of such Advance, there will be a 3% premium on the outstanding principal amount payable in conjunction with the prepayment and (ii) after the date that is 18 months from the Funding Date of such Advance, there will be a 1% premium on the outstanding principal amount payable in conjunction with the prepayment.”

(c) Schedule 2 of the Loan Agreement is hereby amended and restated in its entirety as attached.

3. REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants to the Agents and the Lenders as follows:

(a) It has the requisite power and authority to execute and deliver this Amendment and to perform its obligations hereunder and under the Transaction Documents to which it is a party. The execution, delivery, and performance by it of this Amendment and the performance by it of each Transaction Document to which it is a party (i) have been duly approved by all necessary action on the part of Borrower and no other proceedings are necessary to consummate such transactions on the part of Borrower; and (ii) are not in contravention of (A) any Requirement of Law applicable to Borrower; or (B) any provision of any material Contractual Obligation of Borrower; except, with respect to each of the foregoing, that which could not be reasonably expected to have a Material Adverse Effect;

(b) This Amendment has been duly executed and delivered by Borrower. This Amendment and each Transaction Document to which it is a party is its legal, valid and binding obligation, enforceable against it in accordance with its terms, and is in full force and effect except as such validity and enforceability is limited by the laws of insolvency and bankruptcy, laws affecting creditors’ rights and principles of equity applicable hereto;

(c) No actions (including, without limitation, derivative actions), suits, proceedings or investigations are pending or, to the knowledge of Borrower, threatened against Borrower or Borrower’s Subsidiaries at law or in equity in any court or before any other Governmental Authority which if adversely determined (i) could reasonably be expected (alone or in the aggregate) to have a Material Adverse Effect or (ii) seeks to enjoin, either directly or indirectly, the execution, delivery or performance by Borrower of the Transaction Documents or the transactions contemplated thereby;

(d) No Default or Event of Default has occurred and is continuing on the date hereof or as of the date of the effectiveness of this Amendment; and

(e) The representations and warranties in the Loan Agreement and the other Transaction Documents are true and correct in all material respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date).

4. CONDITIONS PRECEDENT TO AMENDMENT. The satisfaction of each of the following shall constitute conditions precedent to the effectiveness of this Amendment and each and every provision hereof:

(a) Agent shall have received this Amendment, duly executed by the parties hereto, and the same shall be in full force and effect;

(b) Agent shall have received a copy of all necessary consents of shareholders of Borrower and other third parties with respect to the subject matter of this Amendment and the other documents being executed in connection herewith;

(c) Agent shall have received a Warrant Purchase Agreement in the form provided by Agent and agreed to by Borrower, duly executed by Borrower;

(d) Agent shall have received the Warrant to be issued to the designees of the Lenders in forms provided by Agent and agreed to by Borrower, duly executed by Borrower;

(e) The representations and warranties in this Amendment and the Loan Agreement, as amended by this Amendment, shall be true and correct in all material respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date); and

(f) No Default or Event of Default shall have occurred and be continuing on the date hereof or as of the date of the effectiveness of this Amendment.

5. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

6. ENTIRE AMENDMENT; EFFECT OF AMENDMENT. This Amendment, and the terms and provisions hereof, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersedes any and all prior or contemporaneous agreements relating to the subject matter hereof. Except for the amendments to the Loan Agreement expressly set forth in Section 2 hereof, the Loan Agreement and other Transaction Documents shall remain unchanged and in full force and effect. To the extent any terms or provisions of this Amendment conflict with those of the Loan Agreement or other Transaction Documents, the terms and provisions of this Amendment shall control. This Amendment is a Transaction Document.

7. COUNTERPARTS; TELECOPY EXECUTION. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of this Amendment by telecopy shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telecopy also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

8. MISCELLANEOUS.

(a) Upon the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Loan Agreement shall mean and refer to the Loan Agreement as amended by this Amendment.

(b) Upon the effectiveness of this Amendment, each reference in the Transaction Documents to the “Loan Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Loan Agreement shall mean and refer to the Loan Agreement as amended by this Amendment.

[signature page follows]

EXECUTION COPY

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

AGENT:		BORROWER:

PINNACLE VENTURES, L.L.C.,		MASCOMA CORPORATION
a Delaware limited liability company		a Delaware corporation

By:	/s/ Robert N. Savoie	By:

Name:	Robert N. Savoie	Name:	Bruce A. Jamerson
Title:	Chief Operating Officer	Title:	Chief Executive Officer

LENDERS:

PINNACLE VENTURES II-A (SUB), L.P.,

a Delaware limited partnership

PINNACLE VENTURES II-B, L.P.,

a Delaware limited partnership

PINNACLE VENTURES II-C, L.P.,

a Delaware limited partnership

PINNACLE VENTURES II-R (SUB), L.P.,

a Delaware limited partnership

By:	Pinnacle Ventures Management II, L.L.C., their general partner

By:	/s/ Robert N. Savoie

Name:	Robert N. Savoie
Title:	Chief Financial Officer

EXECUTION COPY

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

AGENT:		BORROWER:

PINNACLE VENTURES, L.L.C.,		MASCOMA CORPORATION
a Delaware limited liability company		a Delaware corporation

By:		By:	/s/ Bruce A. Jamerson

Name:	Robert N. Savoie	Name:	Bruce A. Jamerson
Title:	Chief Operating Officer	Title:	Chief Executive Officer

LENDERS:

PINNACLE VENTURES II-A (SUB), L.P.,

a Delaware limited partnership

PINNACLE VENTURES II-B, L.P.,

a Delaware limited partnership

PINNACLE VENTURES II-C, L.P.,

a Delaware limited partnership

PINNACLE VENTURES II-R (SUB), L.P.,

a Delaware limited partnership

By:	Pinnacle Ventures Management II, L.L.C., their general partner

By:

Name:	Robert N. Savoie
Title:	Chief Financial Officer

EXECUTION COPY

SCHEDULE 2

Other Names:	None

Deposit and Securities Accounts:	Silicon Valley Bank - Deposit Account 3300500978

Citibank - Deposit Account 1255228175

Goldman Sachs - Securities Account 4161467

Other Collateral Locations:	200 Boston Avenue, Suite 4350, Medford, MA

8 Nensnaw Street, Woburn, MA

16 Cavendish Court, Centerra Resources Park, Lebanon, NH

679 Ellsworth Road, Griffiss Business & Technology Park, Rome, NY

22 Avoson Falls Road, South Glen Falls, NY

Existing Indebtedness:	Letter of credit dated July 25, 2007, issued by Citibank, N.A. for the benefit of Andritz, Inc., in the initial amount of $3,107,000 (which was reduced by $956,000 on November 1, 2007)

Existing Investments:	(See Subsidiaries on Schedule 1A and Deposit and Securities Accounts above)

Existing Liens:	Cash collateral pledged to Citibank, N.A. re: letter of credit (see Existing Indebtedness above)